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                                                                    Exhibit 5.01
                                    December 20, 2001

Citigroup Inc.
399 Park Avenue
New York, New York  10043

Ladies and Gentlemen:

      I am an Associate General Counsel of Citigroup Inc., a Delaware corporation (the "Company"). I refer to the filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to shares of Common Stock, $.01 par value per share, of the Company (the "Securities").

      I, or attorneys under my supervision, have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates or documents as I have deemed appropriate as a basis for the opinion expressed below. In such examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

      Based upon and subject to the foregoing, I am of the opinion that the Securities are legally issued, fully paid and non-assessable.

      My opinion is limited to matters governed by the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution). I am not admitted to the practice of law in the State of Delaware.

      I consent to the use of this opinion in the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters". In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ John R. Dye
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                                    John R. Dye
                                    Associate General Counsel